As filed with the Securities and Exchange Commission on July 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Edison International	California	95-4137452
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976)

Rosemead, California 91770

626-302-2222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen Brennan de Jesus

Senior Attorney

2244 Walnut Grove Avenue (P.O. Box 800)

Rosemead, California 91770

626-302-3476

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (“Exchange Act”).

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains:

•	A base prospectus to be used by Edison International in connection with offerings of its debt securities, common stock, preferred stock, (collectively referred to herein as the “securities”); and

•	A form of prospectus to be used by Edison International in connection with offerings of its junior subordinated notes.

PROSPECTUS

EDISON INTERNATIONAL

Debt Securities

Preferred Stock

Common Stock

We may offer and sell an indeterminate amount of the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may also sell their shares of common stock, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement or supplements to this prospectus and any pricing supplement. The supplement or supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement for the specific offering before you invest in any of the securities.

A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, the principal amounts of securities to be purchased by them, and the compensation they will receive. Our common stock is listed on the New York Stock Exchange under the symbol “EIX”.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and the risk factors included in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any accompanying supplement that we prepare or authorize.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 25, 2024

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ABOUT THIS PROSPECTUS

This prospectus is provided by Edison International which is sometimes referred to in this prospectus by the terms “we,” “us” and “our.” We refer to our debt securities, common stock and preferred stock together as “securities.”

This prospectus is part of a “shelf” registration statement filed with the United States Securities and Exchange Commission. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, delete, update or change information contained in this prospectus. You should rely on the information in the applicable supplement if this prospectus and the supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and any applicable supplement, together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying supplement and in any applicable free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement is accurate only as of the dates on their respective covers, or any earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying supplement and the additional information described under the heading “Where You Can Find More Information” may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. The words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us or the value of our securities, are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.

We urge you to read this entire prospectus, including any supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements are made based on information currently available to us and speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should review future reports we file with the Securities and Exchange Commission.

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EDISON INTERNATIONAL

Edison International is the parent holding company of Southern California Edison Company (“SCE”). SCE is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. Edison International also owns or holds interests in companies that are competitive businesses engaged in providing energy services to commercial and industrial customers. Based in Rosemead, California, Edison International was incorporated in California in 1987.

The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the Securities and Exchange Commission subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered securities to be used for general corporate purposes.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the terms and provisions of the debt securities we may offer and sell by this prospectus in one or more distinct offerings. This summary is not meant to be a complete description of each series of debt securities. This prospectus and any accompanying prospectus supplement will contain the particular terms and conditions for each series of debt securities. For more information about the debt securities, please refer to the indenture dated as of September 10, 2010 between Edison International and The Bank of New York Mellon Trust Company, N.A., as trustee, for the issuance of debt securities, which we refer to as the “indenture” in this prospectus.

We have filed a copy of the indenture as an exhibit to the registration statement that includes this prospectus. We refer to the trustee for the indenture as the “indenture trustee.” The indenture is governed by the Trust Indenture Act of 1939 and may be supplemented or amended from time to time.

The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified by all the provisions of the indenture, including definitions of terms used in the indenture. Therefore, you should read carefully the detailed provisions of the indenture, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description of the particular terms of the debt securities in the applicable prospectus supplement.

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General

We may issue an unlimited amount of debt securities under the indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular debt securities will be specified in a supplemental indenture (including any pricing supplement) or in one or more officer’s certificates of Edison International pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms, among others, of the series of debt securities:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” and any record dates for the interest payable on the interest payment dates;

•

any obligation or option of Edison International to redeem, purchase or repay debt securities, or any option of the registered holder to require Edison International to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof);

•	any provision relating to deferral of interest payments;

•	whether the debt securities are subject to discharge or defeasance at our option;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

•	any other terms of the debt securities.

Ranking

The debt securities will be unsecured senior debt obligations of Edison International. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated debt of Edison International.

Holding Company Structure

Edison International conducts its operations through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Edison International’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Edison International. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Edison International debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Edison International is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future liabilities and preferred equity of its subsidiaries. Therefore, the rights of Edison International’s creditors, including the rights of the holders of the debt securities issued by Edison International, to participate in the assets of any subsidiary upon the liquidation or reorganization of the

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subsidiary will depend on the rights of Edison International against the subsidiary. In that regard, Edison International’s equity interest in the subsidiary would be subject to the prior claims of the subsidiary’s creditors and preferred stockholders. To the extent that Edison International may itself be a creditor with recognized claims against any of its subsidiaries, Edison International’s claims would be subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary or any other indebtedness or other liabilities of the subsidiary that are senior to the claims held by Edison International.

Payment of Debt Securities—Interest

Unless we state otherwise, so long as the debt securities remain in book-entry only form, payments on the debt securities will be made in accordance with the policies and procedures of the depositary for the debt securities. If the debt securities no longer remain in book-entry form, we will pay interest on the debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless otherwise specified in connection with a particular offering of debt securities:

•

if an interest payment date falls on a day that is not a Business Day, the payment due on such interest payment date will be postponed to the next succeeding Business Day and no further interest will accrue in respect of such postponement;

•

interest will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that the amount of interest payable for any period shorter or longer than a full interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months; and

•	in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business in Los Angeles, California.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

If we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the indenture trustee a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

•

Alternatively, we can propose to the indenture trustee any other lawful manner of payment, provided that is not inconsistent with the requirements of any securities exchange on which the debt securities are listed for trading, if any. If the indenture trustee deems the proposal is practicable, payment will be made as proposed.

Payment of Debt Securities—Principal

Unless indicated otherwise in an applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our initial paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

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In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent, may appoint one or more additional paying agents, and may act as our own paying agent.

If the stated maturity of the debt securities falls on a day that is not a Business Day, the payment due at stated maturity will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

Form; Transfers; Exchanges

Unless we indicate otherwise in an applicable prospectus supplement, the debt securities will be issued

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Global Debt Securities

We may issue debt securities of any series in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, The Depositary Trust Company (“DTC”) or a depositary identified in the prospectus supplement relating to that series. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary, or by a nominee of that depositary to that depositary or another nominee of that depositary, or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. We will describe the specific terms of the depositary arrangement for a series of debt securities, and how that arrangement may affect the process for receiving payments on the debt securities, in the prospectus supplement relating to that series.

Exchange

You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities (other than debt securities represented by a global security) at the office of the indenture trustee. The indenture trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities (other than debt securities represented by a global security). We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers, if applicable.

In our discretion, we may change the place for registration of transfer of the debt securities (other than debt securities represented by a global security) and may remove and/or appoint one or more additional security registrars.

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to mailing any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate otherwise in a prospectus supplement, and except with respect to debt securities redeemable at the option

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of the registered holder, debt securities will be redeemable upon notice mailed between 30 and 60 days prior to the redemption date. Any prospectus supplement may provide that the notice of redemption of the debt securities may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by us if we determine that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the debt securities on the redemption date or otherwise. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to but excluding the redemption date once you surrender the debt security for redemption. If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, the redemption will not occur.

Events of Default

An “event of default” occurs with respect to debt securities of any series if:

(a)	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

(b)	we do not pay principal or premium on any debt securities of the applicable series on the due date;

(c)	we do not pay any sinking fund installment on debt securities of the series within 60 days of the due date;

(d)

we remain in breach of a covenant (excluding covenants not applicable to the affected series) of the indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the indenture trustee or registered holders of at least 33% of the principal amount of debt securities of the affected series;

(e)	we file for bankruptcy or other specified events in bankruptcy, insolvency, or reorganization occur; or

(f)	any other event of default specified in the applicable prospectus supplement occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If an event of default described in clauses (d) or (e) of “— Events of Default” above occurs and is continuing with respect to all series of debt securities, then either the indenture trustee or the registered holders of not less than 33% in principal amount of all outstanding debt securities may declare the principal amount of all outstanding debt securities to be due and payable immediately.

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Rescission of Acceleration

After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series or all series of debt securities, as the case may be, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series or all series may rescind and annul the declaration and its consequences, if:

•	we pay or deposit with the indenture trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

•	interest on overdue interest to the extent lawful;

•	all amounts due to the indenture trustee under the indenture; and

•

all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

Subject to the indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; or

•	exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the series.

If an event of default is continuing with respect to all the series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series. These rights of registered holders to make direction are subject to the following limitations:

•	the registered holders’ directions will not conflict with any law or the indenture; and

•	the registered holders’ directions may be declined to be followed by the indenture trustee where the indenture trustee determines such directions would involve it in personal liability.

The indenture trustee may also take any other action it deems proper which is consistent with the registered holders’ direction.

In addition, the indenture provides that no registered holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture unless

•	that registered holder has previously given the indenture trustee written notice of a continuing event of default;

•	the registered holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all the affected series, considered as one class, or, in the case of an event of default

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described in clauses (a), (b) or (c) of “Events of Default,” above, that series, have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee indemnity satisfactory to it against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice request and offer of such indemnity, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of all the series, considered as one class, or, in the case of an event of default described in clauses (a), (b) or (c) of “Events of Default,” above, that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders, seek to obtain priority or preference over other registered holders or enforce any right under the indenture except as provided in the indenture and for the equal and ratable benefit of all registered holders.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act of 1939, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under “Events of Default,” no notice shall be given to the registered holders until at least 30 days after the occurrence thereof.

The Trust Indenture Act of 1939 currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the indenture trustee with a statement each calendar year as to our compliance with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting as one class) may waive, on behalf of the registered holders of all debt securities of all such series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security.

Compliance with some of the covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class.

Covenants

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, Edison International will preserve its corporate existence.

Edison International has agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

•

the entity formed by the consolidation or into which Edison International is merged, or the entity which acquires or which leases the property and assets of Edison International substantially as an entirety, is

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an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities and the performance of all of the covenants of Edison International under the indenture;

•

immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

•	we have given the indenture trustee an officers’ certificate and legal opinion that all conditions in the indenture relating to the transactions have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed for the purpose of changing our jurisdiction of organization or our form of organization; provided that the successor assumes all of our obligations under the indenture.

No Financial Covenants

The indenture contains no financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of debt securities, we and the applicable indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to Edison International;

•

to add one or more covenants of Edison International or other provisions for the benefit of the registered holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon Edison International;

•	to add any additional events of default for all or any series of debt securities;

•	to add to, change or eliminate any provision of the indenture that does not adversely affect the interests of the registered holders in any material respect;

•	to provide security for the debt securities of any series;

•	to add guarantors for the debt securities of any series;

•	to establish the form or terms of debt securities of any series or tranche or any debt securities guarantees as permitted by the indenture;

•	to provide for the issuance of bearer securities;

•	to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of debt securities;

•

to cure any ambiguity, defect or inconsistency or to make any other changes, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any series or tranche of debt securities may be listed or traded;

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•	to qualify the indenture under the Trust Indenture Act of 1939 or to add to the indenture any provisions expressly required by the Trust Indenture Act of 1939; or

•

to conform the indenture or any debt securities to the relevant description in this prospectus, a prospectus supplement or other disclosure document, provided that such changes do not adversely affect the interests of the holders of the debt securities in any material respect.

If the Trust Indenture Act of 1939 is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act of 1939 to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, regardless of whether Edison International and the applicable indenture trustee enter into one or more supplemental indentures to effect or evidence the amendment as described above.

In our discretion, with notice to the indenture trustee, we may change any place or places where:

•	we may pay principal, premium and interest;

•	debt securities may be surrendered for transfer or exchange; or

•	notices and demands to or upon Edison International may be served.

With Registered Holder Consent

We and the indenture trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms of the debt security), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, or impair the right provided for in the indenture to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture; or

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series or tranche.

Miscellaneous

The indenture provides that some debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action

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under the indenture, in the manner and subject to the limitations provided in the indenture. In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date.

Any money we provide to a paying agent for the payment of principal, premium or interest that remains unclaimed at the end of two years after the payment became due and payable will be repaid to us. Thereafter, the holder of debt securities entitled to such payment must look only to us for payment.

Defeasance and Covenant Defeasance

The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance;” and

•	released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

One condition we must satisfy is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

The indenture permits defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance generally should not be treated as a taxable exchange.

Resignation and Removal of the Indenture Trustee; Deemed Resignation

The indenture trustee may resign at any time by giving written notice to us.

The indenture trustee may also be removed with respect to any series of debt securities by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any such series.

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the indenture.

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Under some circumstances, we may appoint a successor indenture trustee and, if the successor accepts, the indenture trustee will be deemed to have resigned.

Governing Law

The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary of the material terms of our common stock and preferred stock, which is based upon, and is qualified in its entirety by reference to, applicable law, our Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Under our Articles of Incorporation, we have authority to issue 800,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock. No other classes of capital stock are authorized under our Articles of Incorporation. As of June 30, 2021, there were 379,695,134 shares of common stock and 1,250,000 shares of preferred stock issued and outstanding. All shares of common stock and preferred stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. We may issue our common stock and preferred stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our Articles of Incorporation, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

Common Stock

Dividend Rights

Holders of our common stock, subject to any prior rights or preferences of any of our preferred stock then outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

Rights Upon Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.

Voting Rights

Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock then outstanding. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock (and, if issued, any preferred stock with the right to vote in the election of directors) entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected.

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Other Rights

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EIX.”

Transfer Agent and Registrar

As of the date of this prospectus, the transfer agent and registrar for our common stock is Equiniti Trust Company.

Preferred Stock

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in an applicable prospectus supplement.

Our board of directors is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors, without a vote or other action by our shareholders, could cause the issuance of preferred stock in one or more series and, with respect to each series, fix the number of shares constituting that series and establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of our common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval may also require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock.

We may or may not seek to list any particular series of preferred stock on a national securities exchange or to provide for it to be quoted on an inter-dealer quotation system. We will determine the transfer agent and registrar for any particular series of preferred stock when and if issued.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our Articles of Incorporation and Bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the

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market prices of our common stock and any outstanding preferred stock, and may also limit the price that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our Articles of Incorporation and Bylaws include anti-takeover provisions that:

•	authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series, as noted above;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•

provide that vacancies in our board of directors, except those existing as a result of the removal of a director, may be filled by a majority of the directors then in office or by the sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our Articles of Incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our Bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our Articles of Incorporation provide us with the power, by bylaw, agreement or otherwise, to indemnify our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

PLAN OF DISTRIBUTION

We may sell the securities registered pursuant to this prospectus in one or more of the following ways from time to time:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

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We, directly or through agents or dealers, may sell, and any underwriters may resell, our securities in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our securities may be sold; or

•	in negotiated transactions.

We will name any underwriter, dealer or agent involved in the offer and sale of securities in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we will receive from the sale of our securities, any compensation we will pay to underwriters, dealers or agents in connection with such offering of our securities, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our securities will be listed.

Dealers and agents participating in the distribution of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We may grant underwriters who participate in the distribution of the securities we are registering pursuant to this prospectus an option to purchase additional securities in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

To facilitate a securities offering, certain persons participating in the offering may engage in sales in excess of the offering size, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act. These activities, which may raise or maintain the market price of the common stock or preferred stock above independent market levels or prevent or retard a decline in the market price of the common stock or preferred stock include:

•

sales in excess of the offering size that create a short position, which the persons participating in the offering may close out by exercising any option they receive to purchase additional shares of our common stock or preferred stock or by purchasing shares in the open market;

•	stabilizing transactions that permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum;

•	short covering positions involving purchases of securities in the open market after the distribution is completed to cover short positions; and

•

penalty bids permitting the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

The applicable prospectus supplement will describe any such activities. Should any of these activities be undertaken, they may be discontinued at any time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting)

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incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for Edison International by Michael A. Henry, its Assistant General Counsel, and for any underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Mr. Henry is a salaried employee of Southern California Edison Company and earns stock-based compensation based on Edison International’s common stock. Additionally, he may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan and/or an Edison International Employee Stock Purchase Plan.

Cleary Gottlieb Steen & Hamilton LLP, New York, New York has from time to time provided, and may provide in the future, legal services to Edison International and its affiliates.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can access the documents we file electronically with the Securities and Exchange Commission from the website http://www.sec.gov.

You may also review reports, proxy statements and other information about Edison International at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on our web site at http://www.edison.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on Edison International’s web site or that can be accessed through its web site does not constitute part of this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed the indenture and other documents establishing the terms of the offered securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. Information that is furnished, rather than filed, on certain of our Current Reports on Form 8-K is not incorporated by reference in this prospectus, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. This prospectus incorporates by reference the documents listed below

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that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2023.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2024.

•	Our Current Reports on Form 8-K filed April 25, 2024 and June 28, 2024.

•

The description of our common stock included as Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 27, 2020, including any amendment or report filed for the purpose of updating this description.

•

All additional documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the securities described in this prospectus.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International

2244 Walnut Grove Avenue

P.O. Box 976

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

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The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

PROSPECTUS

Edison International

$       %

Junior Subordinated Reset Notes due ___

We are offering $_______ aggregate principal amount of our  % Reset Rate Junior Subordinated Notes due       (the “notes”). The notes will bear interest (i) from and including the original issue date (as defined herein) to, but excluding, _____________ at the rate of  % per annum and (ii) from and including _____________, during each Reset Period (as defined herein) at a rate per annum equal to the [  ]-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of  %, to be reset on each Reset Date (as defined herein), and will mature on _____________. Interest on the notes will accrue from and including _____________ and will be payable semi-annually in arrears on __________ and __________ of each year, beginning on _____________.

So long as no event of default (as defined herein) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi- annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes) and, in addition, interest on deferred interest will accrue at the then- applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. See “Description of the Notes—Option to Defer Interest Payments” below.

At our option, we may redeem notes at the times and at the applicable redemption prices described in this prospectus. The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined herein). The notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page 7 and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

	Per Note	Total
Public Offering Price(1)
Underwriting Discount
Proceeds to us (before expenses)(1)

(1)	Plus accrued interest from _____________, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are expected to be delivered in global form through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, on or about _____________.

The date of the Prospectus is _____________

ABOUT THIS PROSPECTUS

References in this prospectus to “Edison International,” “we,” “us,” and “our” mean Edison International on a stand-alone basis, not consolidated with its subsidiaries.

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may provide you. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Prospectus

FORWARD-LOOKING STATEMENTS

This prospectus and the additional information described under the heading “Where You Can Find More Information” may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995; Section 27A of the Securities Act of 1933, as amended (the “Securities Act”); and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. The words “expects,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us and our subsidiaries, are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.

We urge you to read this entire prospectus, including any prospectus supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements are made based on information currently available to us and speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should review future reports we file with the Securities and Exchange Commission.

SUMMARY

The following summary is qualified in its entirety by and should be read together with the more detailed information and audited financial statements, including the related notes, contained or incorporated by reference in this prospectus.

EDISON INTERNATIONAL

Edison International is the parent holding company of Southern California Edison Company, a California public utility. Edison International also owns or holds interests in companies that are competitive businesses related to the generation or use of electricity. Based in Rosemead, California, Edison International was incorporated in California in 1987.

The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.

The Offering

Issuer	Edison International

Amount of Notes Offered	$ aggregate principal amount of % Reset Junior Subordinated Notes due (the “notes”).

Maturity

Interest Rate	The notes will bear interest (i) from and including ____________ to, but excluding, ____________ (the “First Reset Date”) at the rate of % per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the [ ]-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of %, to be reset on each Reset Date. For the definitions of the terms “Reset Period,” “[ ]-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the notes, see “Description of the Notes—Interest Rate and Maturity” below in this prospectus.

Interest Payment Dates	Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the notes will be payable semi-annually in arrears on ____________ and ____________ of each year, beginning on ____________.

Optional Interest Deferral	So long as no event of default with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to [20] consecutive semi-annual Interest Payment Periods each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. No interest will be due or payable on the notes during any such Optional Deferral Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than [20] consecutive semi-annual

Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed [20] consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes) and to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. For the definition of the term “event of default,” see “Description of the Notes—Events of Default” below in this prospectus, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the notes, see “Description of the Notes—Option to Defer Interest Payments” below in this prospectus.

If we defer payments of interest on the notes, the notes will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for United States federal income tax purposes. This means that if you are subject to United States federal income taxation on a net income basis, you would be required to include in your gross income for United States federal income tax purposes the deferred interest payments on your notes before you receive any cash, regardless of your regular method of accounting for United States federal income tax purposes. For more information concerning the tax consequences you may have if payments of interest are deferred, see “Risk Factors—Holders of the notes subject to United States federal income taxation may have to pay taxes on interest before they receive payments from us” and “Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Exercise of Deferral Option” below in this prospectus.

Certain Restrictions during an Optional Deferral Period	During an Optional Deferral Period, we (and our subsidiaries, as applicable) may not do any of the following (subject to exceptions):

• declare or pay any dividends or distributions on any Capital Stock (as defined in “Description of the Notes—Option to Defer Interest Payments” below) of Edison International;

• redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Edison International;
• pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Edison International that ranks equally with or junior to the notes in right of payment; or

• make any payments with respect to any guarantees by Edison International of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

For further important information, including information concerning the exceptions referred to above, see “Description of the Notes—Option to Defer Interest Payments” below in this prospectus.

Ranking	The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Description of the Notes—Subordination” below in this prospectus. For the definition of the term “Senior Indebtedness,” see “Description of the Notes—Subordination” below in this prospectus. The notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. The notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future liabilities and preferred equity of our subsidiaries. In addition, the notes will rank senior to Capital Stock of Edison International. For additional information, see “Risk Factors” and “Description of the Notes— Ranking” below in this prospectus.

Optional Redemption	At our option, we may redeem some or all of the notes, as applicable, before their maturity, as follows:

•  in whole or from time to time in part, on any day during any Par Call Period (as defined in “Description of the Notes— Redemption—Optional Redemption” below in this prospectus) at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” below in this prospectus, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date;

•  in whole but not in part, at any time within 120 days after a Tax Event (as defined in “Description of the Notes— Redemption—Redemption Following a Tax Event” below in this prospectus) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” below in this prospectus, accrued and unpaid interest on the notes to, but excluding, the redemption date; and

•  in whole but not in part, at any time within 120 days after a Rating Agency Event (as defined in “Description of the Notes—Redemption—Redemption Following a Rating Agency Event” below in this prospectus) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption— Redemption Procedures; Cancellation of Redemption” below in this prospectus, accrued and unpaid interest on the notes to, but excluding, the redemption date.

Covenants	The notes and the related indenture will not limit the amount of Senior Indebtedness that Edison International may incur or the amount of other indebtedness or liabilities that Edison International or any of its subsidiaries may incur, and do not contain any financial or other similar restrictive covenants.

Use of Proceeds	We intend to use the net proceeds from this offering to fund opportunistic repurchases of preferred securities, repayment of commercial paper and for general corporate purposes. The current weighted average interest for our commercial paper borrowings is approximately %.

Denomination and Form	The notes will be issued in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as depositary (the “Depositary”).

No Listing	The notes are a new series of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K for the year-ended December 31, 2023 and our subsequent Quarterly Report on Form 10-Q for the quarter ended [    ], 20[ ], together with all of the other information included in this prospectus and any other information that we have incorporated by reference, including filings made with the Securities and Exchange Commission subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

We may be unable to meet our ongoing and future financial obligations if our subsidiaries are unable to pay dividends to us.

Our ability to meet our financial obligations is primarily dependent on the earnings and cash flows of our subsidiaries and their ability to pay dividends, make other distributions or repay funds owed from time to time to us. Prior to funding Edison International, our subsidiaries have financial and regulatory obligations that must be satisfied, including, among others, debt service and preferred stock dividends. The CPUC also regulates SCE’s capital structure and limits the dividends it may pay to us. In addition, the indenture under which the notes will be issued does not limit our ability, or the ability of our subsidiaries, to pledge shares of stock as security for other indebtedness.

The notes are our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of the subsidiaries’ creditors.

The notes are our obligations exclusively and not obligations of our subsidiaries. Because we are a holding company, our obligations under the notes will be structurally subordinated to all existing and future liabilities and preferred equity of our subsidiaries. Therefore, our creditors, including holders of the notes, will not have a direct right to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary.

Instead, our creditors will participate in those assets only to the extent that we receive a distribution from the subsidiary on account of any claim or interest that we have against or in the subsidiary. At ____________, our subsidiaries had total indebtedness, preferred equity and other liabilities of approximately $    billion owing to unaffiliated third parties.

The notes are subordinated to all other indebtedness of Edison International and its subsidiaries (other than any unsecured indebtedness Edison International has incurred or may in the future incur that ranks junior to or pari passu with the notes), and the indenture does not limit the aggregate amount of indebtedness that Edison International or its subsidiaries may incur.

Pursuant to the terms of the indenture, the notes will be subordinated in right of payment to all of Edison International’s existing and future Senior Indebtedness (as defined under “Description of the Notes— Subordination” below). This means that, in the event of (a) Edison International’s dissolution, winding-up, liquidation or reorganization, (b) Edison International’s failure to pay any interest, principal or other monetary amounts due on any of its Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of Edison International’s Senior Indebtedness as a result of a default, Edison International will not be permitted to make any payments on the notes until, in the case of clause (a), all amounts due or to become due on all of its Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on its Senior Indebtedness have been paid in full. For additional information about the subordination of the notes to our Senior Indebtedness, see “Description of the Notes— Subordination” below in this prospectus. At ____________, Edison International had approximately $  billion aggregate principal amount of Senior Indebtedness outstanding. In addition, the notes will be effectively subordinated in right of payment to any secured indebtedness Edison International may in the future incur (to the extent of the value of the collateral securing such secured indebtedness). Due to the subordination of the notes to the Senior Indebtedness of Edison International and the effective subordination of the notes to any secured indebtedness of Edison International, if Edison International’s assets are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and any secured indebtedness would likely recover more, ratably, than the holders of the notes, and it is possible that no payments would be made to the holders of the notes.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by Edison International or the amount of other indebtedness or liabilities that may be incurred by Edison International or any of its subsidiaries. The incurrence by Edison International or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by Edison International or additional liabilities or preferred equity by its subsidiaries, may have adverse consequences for you as a holder of the notes, including making it more difficult for Edison International to satisfy its obligations with respect to the notes, a loss of all or part of the trading value of your notes and a risk that one or more of the credit ratings of the notes could be lowered or withdrawn. Both Edison International and its subsidiaries expect to incur substantial amounts of additional indebtedness, including Senior Indebtedness, in the future.

The interest rate will reset on the First Reset Date and each subsequent Reset Date and any interest payable after the First Reset Date may be less than the initial fixed annual rate of ____% in effect until the First Reset Date.

The annual interest rate on the notes each Reset Period (as defined herein) will equal the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus ____%. Therefore, the interest rate for any five-year Reset Period commencing on or after the First Reset Date (as defined herein) could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time before or after the First Reset Date, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

We can defer interest payments on the notes for one or more Optional Deferral Periods of up to [20] consecutive semi-annual Interest Payment Periods each. This may affect the market price of the notes.

So long as no event of default (as defined below under “Description of the Notes—Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more Optional Deferral Periods of up to [20] consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the notes are paid, we could immediately start a new Optional Deferral Period of up to [20] consecutive semi-annual Interest Payment Periods. No interest will be paid or payable on the notes during any Optional Deferral Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as a result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. Instead, interest on the notes would be deferred but would continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes).

In addition, during any Optional Deferral Period interest on the deferred interest would accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right, the notes may trade at a price that does not reflect the value of accrued and unpaid interest on the notes or that is otherwise substantially less than the price at which the notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the notes may be more volatile than other securities that do not have these rights.

Holders of the notes subject to U. S. federal income taxation may have to pay taxes on interest before they receive payments from us.

If we defer interest payments on the notes, a holder of the notes subject to U.S. federal income tax on a net income basis will be required to accrue interest income for U.S. federal income tax purposes in respect of such holder’s proportionate share of the accrued but unpaid interest on the notes, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for U.S. federal income tax purposes even though such holder will not have received any cash. A holder’s adjusted tax basis in a note generally will be increased by such amounts that it was required to include in gross income. In addition, unpaid interest accrued on the notes during an Optional Deferral Period will be payable on the interest payment date immediately following the last day of such Optional Deferral Period. If a holder sells its notes on or before the record date for such interest payment date, then all of the interest accrued on such notes during the Optional Deferral Period will be paid to the person who is the registered owner of those notes at the close of business on such record date, and the holder who sold those notes will not receive from us any of the interest that accrued on those notes during the Optional Deferral Period and that such holder reported as income for tax purposes. Holders should consult with their tax advisors regarding the tax consequences of an investment in the notes. For more information regarding the U.S. tax consequences of purchasing, owning and disposing of the notes, see “Material U.S. Federal Income Tax Considerations” below.

Holders of the notes will have limited rights of acceleration.

Holders of the notes and the trustee under the indenture may accelerate payment of the principal and interest on the notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 30 days after it is due, failure to pay principal or premium, if any, on the notes when due, and certain events of bankruptcy, insolvency, receivership or reorganization relating to Edison International (but not its subsidiaries). Holders of the notes and the trustee will not have the right to accelerate payment of the principal or interest on the notes upon the breach of any other covenant in the indenture. See “Description of the Notes—Option to Defer Interest Payments,” “Description of the Notes—Events of Default” and “Description of the Notes—Remedies—Acceleration” below.

Rating agencies may change their practices for rating the notes, which change may affect the market price of the notes. In addition, we may redeem the notes if a rating agency makes certain changes in the equity credit methodology for securities such as the notes.

The rating agencies that currently or may in the future publish a rating for Edison International, including Moody’s, S&P and Fitch, each of which is expected to initially publish a rating of the notes, may, from time to time in the future, change the way they analyze securities with features similar to the notes or changes in the level of equity credit pertaining to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to subordinated securities with features similar to the notes. If any rating agencies change their practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered or the level of equity credit pertaining to the notes is changed, the trading price of the notes could be negatively affected. In addition, we may redeem the notes, at our option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the notes. See “Description of the Notes—Redemption—Redemption Following a Rating Agency Event” below.

The notes are subject to early redemption.

As described under “Description of the Notes—Redemption” below, we may at our option redeem the notes in whole or in part at the times and the applicable redemption price described thereunder. Consequently, we may choose to redeem your notes at a time when prevailing interest rates are lower than the effective interest rate paid on your notes and at times when the trading price of your notes is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and with a similar level of investment risk.

Investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

The notes may be redeemed by us at our option either in whole or in part, from time to time, on any day during any Par Call Period. In addition, the notes may be redeemed by us at our option, in whole but not in part, within 120 days after either a Tax Event or a Rating Agency Event (as those terms are defined under “Description of the Notes—Redemption” below in this prospectus). Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

You may be unable to sell your notes if a trading market for the notes does not develop.

The notes will be new securities for which there is currently no established trading market, and none may develop. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes, and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to fund opportunistic repurchases of preferred securities, repayment of commercial paper and for general corporate purposes. The current weighted average interest for our commercial paper borrowings is approximately  %.

DESCRIPTION OF THE NOTES

The notes will be a series of our junior subordinated debt securities issued under an indenture between Edison International, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), dated as of March 1, 2023 (the “indenture”).

The summary of selected provisions of the notes and the indenture appearing below is not complete and is qualified by reference to the provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” below.

General

The notes will constitute a separate series of our subordinated debt securities under the indenture and will be issued in the aggregate principal amount of $   . We may, from time to time, without notice to or consent of the holders of the notes, issue additional notes and any such additional notes shall form a single series under the indenture with the notes offered by this prospectus. Any such additional notes shall have the same form and terms as the notes offered by this prospectus (other than the offering price, the date of issuance and, if applicable, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the notes specifying the rate of interest thereon to but excluding the First Reset Date (as defined below) shall not be applicable to any such additional notes whose date of original issuance is on or after the First Reset Date).

Interest Rate and Maturity

The notes will mature on ____________ (the “final maturity date”). The notes will be subject to redemption at our option as described below under “—Redemption”.

The notes will bear interest (i) from and including ____________ (the “original issue date”) to, but excluding, June 15, 2029 (the “First Reset Date”) at the rate of  % per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the [  ]-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of  %, to be reset on each Reset Date (as defined below). Interest on the notes will accrue from the original issue date and will be payable semi-annually in arrears on ____________and ____________ (each, an “interest payment date”) of each year, beginning on ____________, to the holders of record at the close of business on the immediately preceding ____________ and ____________, respectively (each, a “record date”), subject to our right to defer interest payments as described below under “—Option to Defer Interest Payments.” These record dates will apply regardless of whether a particular record date is a business day. In this section, a “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required bylaw or executive order to close. If an interest payment date is not a business day, payment of interest will be made on the next succeeding business day, without any interest, additional interest, or other payment in lieu of interest or additional interest accumulating with respect to this delay. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The applicable interest rate for each Reset Period will be determined by the calculation agent (as described below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, an interest rate (expressed as a decimal) determined to be the per annum rate (i) equal to the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recent H.15 (as defined herein) as of 5:00 p.m.

(Eastern Time); or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time) as of any date of determination.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.

“Reset Date” means the First Reset Date and ____________ of every [fifth] year after      .

“Reset Interest Determination Date” means, in respect of any Reset Period, the day that is two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described above, we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the notes or any affiliate of any such underwriter, but, for the avoidance of doubt shall not include the trustee (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-year U.S. Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate, then the Five-year U.S. Treasury Rate shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of a “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Five-year U.S. Treasury Rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if this sentence is applicable with respect to the first Reset Interest Determination Date, the applicable interest rate for the first Reset Period will be  %.

The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period (as defined herein) beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of the notes upon request, and will be final and binding in the absence of manifest error.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Interest Determination Date to the trustee and paying agent.

Interest accumulating or payable on the notes for any interest period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The trustee and paying agent shall be under no obligation to determine the applicable interest rate for each Reset Period, to monitor, determine or verify whether the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described above or to determine whether there is an industry-accepted successor rate to the Five-year U.S. Treasury Rate. Each of the trustee and the paying agent shall be entitled to conclusively rely on any determinations made by the calculation agent or by us (or our Designee) without independent investigation, and neither the trustee nor the paying agent will have any liability for actions taken at our direction in connection therewith.

If any interest payment date, redemption date or the maturity date of the notes is not a business day (as defined in the indenture) at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day (as defined in the indenture) at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

No Listing

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Ranking

The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “—Subordination”), to the extent and in the manner set forth under the caption “—Subordination” below. The notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment. At ____________, we had outstanding approximately $    billion aggregate principal amount of Senior Indebtedness. In addition, the notes will be effectively subordinated in right of payment to any secured indebtedness we may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). In addition, the notes will rank senior to Capital Stock of Edison International.

The notes are our obligations exclusively and are not the obligations of any of our subsidiaries. Because we conduct our operations primarily through, and substantially all our consolidated assets are held by, our subsidiaries, the notes will be effectively subordinated in right of payment to all existing and future liabilities and preferred equity of our subsidiaries. At September 30, 2023, our subsidiaries had total indebtedness, preferred equity and other liabilities of approximately $58 billion owing to unaffiliated third parties.

The indenture does not contain any restrictions on the amount of Senior Indebtedness or other indebtedness or liabilities that we may incur or the amount of indebtedness, preferred equity or other liabilities that may be incurred by our subsidiaries. For additional information, see “Risk Factors” above in this prospectus.

Agreement by Holders to Tax Treatment

Each holder (or beneficial owner) of the notes will, by accepting any notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the notes constitute indebtedness of Edison International, and will treat the notes as indebtedness of Edison International, for United States federal income tax purposes.

Subordination

The notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:

(a)

any payment by, or distribution of the assets of, Edison International upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)

a failure to pay any interest, principal or other monetary amounts due on any of Edison International’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any Senior Indebtedness of Edison International as a result of a default; the holders of all of Edison International Senior Indebtedness will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness,

before the holders of the notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the notes are paid in full.

“Senior Indebtedness” means, with respect to the notes, (i) indebtedness of Edison International, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Edison International (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Edison International; (ii) all finance lease obligations of Edison International; (iii) all obligations of Edison International issued or assumed as the deferred purchase price of property, all conditional sale obligations of Edison International and all obligations of Edison International under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long- term purchase obligations); (iv) all obligations of Edison International for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Edison International is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the notes.

For purposes of the indenture and anything therein to the contrary notwithstanding, the notes shall rank equally in right of payment with the Other Junior Subordinated Notes (as defined below), the Other Junior Subordinated Notes shall not constitute Senior Indebtedness with respect to the notes, and the notes shall not constitute Senior Indebtedness with respect to the Other Junior Subordinated Notes.

“Other Junior Subordinated Notes” means any additional debt securities of the same series which may in the future be issued under the indenture upon any re-opening of such series and any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment.

Due to the subordination of the notes, if assets of Edison International are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the notes in right of payment will likely recover more, ratably, than holders of the notes, and it is possible that no payments will be made to the holders of the notes. The subordination provisions described above will cease to apply in the event of defeasance or satisfaction and discharge of the notes as described under “—Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge,” respectively, below in this prospectus.

The notes and the indenture do not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness, preferred equity or other liabilities. We expect that we and our subsidiaries will incur substantial additional amounts of indebtedness, including Senior Indebtedness, in the future.

Redemption

Optional Redemption

We may at our option redeem the notes, in whole or from time to time in part, on any day during any Par Call Period (as defined below) at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.

“Par Call Period” means any period from and including the ____________immediately preceding a Reset Date through and including such Reset Date.

Redemption Following a Tax Event

We may at our option redeem the notes, in whole but not in part, at any time within 120 days after a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.

A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus, there is more than an insubstantial risk that interest payable by us on the notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U. S. federal income tax purposes.

Redemption Following a Rating Agency Event

We may at our option redeem the notes, in whole but not in part, at any time within 120 days after a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for Edison International (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on the date of this prospectus, in the case of any rating agency that published a rating for Edison International as of the date of this prospectus, or (b) as such methodology was in effect on the date such rating agency first published a rating for Edison International, in the case of any rating agency that first publishes a rating for Edison International after the date of this prospectus (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the notes by such rating agency had the current methodology not been changed.

The trustee shall have no obligation to determine whether any Tax Event or Rating Agency Event has occurred.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption” to the contrary, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture, except that, if the redemption date for any notes falls on any day during an Optional Deferral Period (as defined below under “—Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “—Option to Defer Interest Payments”)) on such notes will be paid on such redemption date to the persons entitled to receive the redemption price of such notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Notice of redemption will be mailed or otherwise delivered at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a note is redeemed, the trustee will issue in the name of the registered holder of the note and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. If we elect to redeem all or a portion of the notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

If, at the time a notice of redemption is given, (i) we have not effected satisfaction and discharge or defeasance of the notes as described under “—Satisfaction and Discharge” or “—Defeasance and Covenant Defeasance” below and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the notes called for redemption (which notice will also indicate that any notes or portions thereof surrendered for redemption shall be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If less than all of the notes are to be redeemed on any redemption date, the particular notes (or portions thereof) to be redeemed shall be by lot.

Option to Defer Interest Payments

So long as no event of default (as defined below under “—Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to [20] consecutive Interest Payment Periods (as defined below) each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law.

No interest will be due or payable on the notes during an Optional Deferral Period, except upon a redemption of any notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the notes shall become due and payable). All references in the notes and, insofar as relates to the notes, the indenture, to “interest” on the notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than [20] consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed [20] consecutive Interest Payment Periods or extend beyond the final maturity date of the notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, we (and our subsidiaries, as applicable) will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):

•	declare or pay any dividends or distributions on any Capital Stock (as defined below) of Edison International;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Edison International;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Edison International that ranks equally with or junior to the notes in right of payment; or

•	make any payments with respect to any guarantees by Edison International of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in shares of our common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of our preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common stock, (c) issue any of shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchase, acquire or withhold shares of our common stock related to the issuance of our common stock or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract.

We will give the holders of the notes and the trustee notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the notes of the next succeeding interest payment date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding ____________.

Events of Default

An “event of default” occurs with respect to the notes if:

(a) we do not pay any interest on any note when it becomes due and payable and such default continues for 30 days (whether or not such payment is prohibited by the subordination provisions applicable to the notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”;

(b) we do not pay any principal of or premium, if any, on any note when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the notes);

(c) we remain in breach of any other covenant (excluding covenants solely applicable to one or more other series of subordinated debt securities issued under the indenture) in the indenture or the notes for 90 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding notes; or

(d) Edison International files for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Edison International.

However, as discussed below under “—Remedies—Acceleration,” neither the trustee nor the holders of the notes will be entitled to declare the notes to be due and payable immediately upon the occurrence of an event of default described in clause (c) above.

No event of default with respect to the notes will necessarily constitute an event of default with respect to the subordinated debt securities of any other series issued under the indenture, and no event of default with respect to any such other series of subordinated debt securities issued under the indenture will necessarily constitute an event of default with respect to the notes.

Remedies

Acceleration

If an event of default, other than an event of default described in clause (c) under “—Events of Default” above, occurs and is continuing with respect to the notes, then either the indenture trustee or the registered holders of not less than 33% in principal amount of the outstanding notes may declare the principal amount of all of the notes, together with accrued and unpaid interest thereon, to be due and payable immediately. If an event of default described in clause (d) “— Events of Default” above occurs and is continuing with respect to the notes and the subordinated debt securities of any other series issued under the indenture, then either the indenture trustee or the registered holders of not less than 33% in principal amount of all outstanding subordinated debt securities may declare the principal amount of all outstanding subordinated debt securities, together with accrued and unpaid interest thereon, to be due and payable immediately.

However, if an event of default described in clause (c) under “—Events of Default” above occurs and is continuing, neither the trustee nor the registered holders of the notes will be entitled to declare the principal of the notes, or accrued or unpaid interest thereon, to be due and payable immediately. See “Risk Factors—Holders of the notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of an event of default.

Rescission of Acceleration

After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on the notes, the registered holders of not less than a majority in aggregate principal amount of the outstanding notes may rescind and annul the declaration and its consequences, if:

•	we pay or deposit with the indenture trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

•	interest on overdue interest to the extent lawful;

•	all amounts due to the indenture trustee under the indenture; and

•

all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

Subject to the indenture, if an event of default with respect to the notes occurs and is continuing, the registered holders of a majority in principal amount of the outstanding notes will have the right to

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; or

•	exercise any trust or power conferred on the indenture trustee with respect to the notes.

If an event of default is continuing with respect to all series of subordinated debt securities issued under the indenture, the registered holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the notes of any one of the series. These rights of registered holders to make direction are subject to the following limitations:

•	the registered holders’ directions will not conflict with any law or the indenture; and

•	the registered holders’ directions may be declined to be followed by the indenture trustee where the indenture trustee determines such directions would involve it in personal liability.

The indenture trustee may also take any other action it deems proper which is consistent with the registered holders’ direction.

In addition, the indenture provides that no registered holder of notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy thereunder unless: (a) the registered holder has previously given the trustee written notice of a continuing event of default with respect to the notes; (b) the registered holders of at least 33% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee indemnity and/or security satisfactory to it against costs and liabilities incurred in complying with the request; and (c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during such 60-day period by the registered holders of a majority in aggregate principal amount of the outstanding notes. Furthermore, no registered holder of notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of the notes under the indenture.

Notice of Default

The trustee is required to give the registered holders of the notes notice of any default under the indenture to the extent required by the Trust Indenture Act of 1939, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under “Events of Default,” no notice shall be given to the registered holders until at least 30 days after the occurrence thereof.

The Trust Indenture Act of 1939 currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with a statement each calendar year as to our compliance with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding notes of all affected series (voting as one class) may waive, on behalf of the registered holders of all notes of all such series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding note.

Compliance with some of the covenants in the indenture or otherwise provided with respect to notes may be waived by the registered holders of a majority in aggregate principal amount of the affected notes, considered as one class.

Covenants

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, Edison International will preserve its corporate existence.

Edison International has agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

•

the entity formed by the consolidation or into which Edison International is merged, or the entity which acquires or which leases the property and assets of Edison International substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding notes and the performance of all of the covenants of Edison International under the indenture;

•

immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

•	we have given the indenture trustee an officers’ certificate and legal opinion that all conditions in the indenture relating to the transactions have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed for the purpose of changing our jurisdiction of organization or our form of organization; provided that the successor assumes all of our obligations under the indenture.

No Financial Covenants

The indenture contains no financial or other similar restrictive covenants with respect to the notes.

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of the notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to Edison International;

•	to add one or more covenants of Edison International or other provisions for the benefit of the registered holders of the notes, or to surrender any right or power conferred upon Edison International;

•	to add any additional events of default for the notes;

•	to add to, change or eliminate any provision of the indenture that does not adversely affect the interests of the registered holders of the notes in any material respect;

•	to provide security for the notes;

•	to add guarantors for the notes;

•	to establish the form or terms of the notes or any note guarantees as permitted by the indenture;

•	to provide for the issuance of bearer securities;

•	to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for the notes;

•	to cure any ambiguity, defect or inconsistency or to make any other changes, provided that any such action does not adversely affect the interests of the holders of the notes in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which the notes may be listed or traded;

•	to qualify the indenture under the Trust Indenture Act of 1939 or to add to the indenture any provisions expressly required by the Trust Indenture Act of 1939; or

•	to conform the indenture or the notes to the relevant description in this prospectus or other disclosure document.

If the Trust Indenture Act of 1939 is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act of 1939 to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, regardless of whether Edison International and the trustee enter into one or more supplemental indentures to effect or evidence the amendment as described above.

In our discretion, with notice to the trustee, we may change any place or places where:

•	we may pay principal, premium and interest;

•	notes may be surrendered for transfer or exchange; or

•	notices and demands to or upon Edison International may be served.

With Registered Holder Consent

We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the notes of all series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding note affected thereby:

•

change the stated maturity of the principal or interest on any note (other than pursuant to the terms of the note), or reduce the principal amount, interest or premium payable or change the currency in which any note is payable, or impair the right provided for in the indenture to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture;

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•

modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of notes of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the registered holders of notes of any other series or tranche.

Miscellaneous

The indenture provides that some notes, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding notes have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

Any money we provide to a paying agent for the payment of principal, premium or interest that remains unclaimed at the end of two years after the payment became due and payable will be repaid to us. Thereafter, the holder of notes entitled to such payment must look only to us for payment.

Defeasance and Covenant Defeasance

The indenture provides that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to the notes, which we refer to as “defeasance;” and

•	released from our obligations under specified covenants with respect to the notes, which we refer to as “covenant defeasance.”

One condition we must satisfy is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations (and without reinvestment of such principal and interest), would provide sufficient moneys to pay the principal of and any premium and interest on the notes on the maturity dates of the payments or upon redemption.

The indenture permits defeasance with respect to the notes even if a prior covenant defeasance has occurred with respect to the notes. Following a defeasance, payment of the notes defeased may not be accelerated because of an event of default. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Under current U. S. federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the notes in which holders of the notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required to include in income after the defeasance might be different from that which would be includible in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than U.S. federal income tax laws.

Under current U. S. federal income tax laws, unless accompanied by other changes in the terms of the notes, covenant defeasance generally should not be treated as a taxable exchange.

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to the notes and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the notes, except as noted below, when:

•	all outstanding notes of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Edison International deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding notes.

Edison International will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed with respect to any series of notes by act of the registered holders of a majority in principal amount of the then outstanding notes of any such series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under some circumstances, we may appoint a successor trustee and, if the successor accepts, the trustee will be deemed to have resigned.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Other

The notes will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes at your option.

We will pay the principal of and premium, if any, on the notes at the final maturity date or upon redemption upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer of the notes, but we must at all times maintain a place of payment for the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

Notices

For so long as the notes are held in the form of a global certificate, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing. If the notes are no longer held in the form of a global certificate, we then will send all notices or communications to holders of the notes in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the holders’ respective addresses shown on the register for the notes.

Form; Transfers; Exchanges

The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company in New York, New York (“DTC”), as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described below under the caption “Global Securities.” The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that payments due on notes in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. For additional information regarding notes in global form and the book-entry system, see “—Global Securities” and “Book- Entry, Delivery, and Form” below in this prospectus.

Global Securities

We may issue the notes in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, The Depositary Trust Company or a depositary identified in the prospectus. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary, or by a nominee of that depositary to that depositary or another nominee of that depositary, or by that depositary or that nominee to a successor of that depositary or a nominee of that successor.

Exchange

You may have your notes divided into notes of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer notes (other than notes represented by a global security) at the office of the trustee. The trustee acts as our agent for registering notes in the names of holders and transferring notes (other than notes represented by a global security). We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers, if applicable.

In our discretion, we may change the place for registration of transfer of the notes (other than notes represented by a global security) and may remove and/or appoint one or more additional security registrars.

There will be no service charge for any transfer or exchange of the notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) notes during a period of 15 days prior to mailing any notice of redemption or (b) any note selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.

Calculation Agent

The “calculation agent” means any person or entity appointed by us and serving as such agent with respect to the notes at such time. Unless we have validly called the notes for redemption during the first Par Call Period, we will appoint a calculation agent for the notes prior to the Reset Interest Determination Date preceding the First Reset Date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.

Book-Entry, Delivery, and Form

The notes will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons. Upon issuance, the global notes will be deposited with The Bank of New York Mellon Trust Company, N.A., as trustee, as custodian for DTC, and registered in the name of DTC or its nominee.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as “participants,” or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

You may elect to hold interests in a global note either in the United States through DTC or outside the United States through Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

So long as DTC, or its nominee, is the registered owner or holder of any of the notes, DTC or that nominee, as the case may be, will be considered the sole owner or holder of such notes represented by the global note for all purposes under the note indenture and the notes. No beneficial owner of an interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the note indenture.

Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the trustee, any paying agent, or we will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

We expect that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and procedures and will be settled in same-day funds. Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

We expect that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

A global note is exchangeable for definitive notes in registered certificate form if:

•

DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global notes, and we fail to appoint a successor depositary, or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or

•	at our option, we notify the trustee in writing that we have elected to cause the issuance of the certificated securities.

In all cases, certificated securities delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Certificated securities may be presented for registration, transfer and exchange at The Bank of New York Mellon Trust Company, N.A., Chicago, Illinois, or the office or agency designated for such purpose.

DTC has advised us that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as indirect participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trustee, the paying agent, nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the global noteholder. We will make all payments of principal, interest and premium with respect to certificated securities by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder’s registered address. The exchange notes represented by the global notes are expected to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Global Clearance and Settlement Procedures

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets and acquired notes upon original issuance at their issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or non-U.S. holders (defined below) that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the note. A “non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, foreign estate, or foreign trust, that is not a U.S. holder.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. In the opinion of Cleary Gottlieb Steen & Hamilton LLP, under current law and based on the facts contained in this preliminary prospectus, the terms of the indenture and the notes, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the notes should be classified for U.S. federal income tax purposes as indebtedness of Edison International (although there is no controlling authority directly on point). The opinion of Cleary Gottlieb Steen & Hamilton LLP is not binding on the Internal Revenue Service (“IRS”) or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this preliminary prospectus. Accordingly, we cannot assure you that the IRS will not challenge the opinion described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of Edison International’s current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would be subject to withholding of U.S. income tax, except to the extent provided by an applicable income tax treaty. In addition, such a determination would constitute a Tax Event that would entitle us to redeem the notes as described under “Description of the Notes—Redemption—Redemption Following a Tax Event” above. We agree, and by acquiring an interest in a note, each beneficial owner of a note will agree, to treat the notes as indebtedness of Edison International for U.S. federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your tax advisors regarding the tax consequences that will arise if the notes are not treated as indebtedness of Edison International for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

We have the option under certain circumstances to defer payments of stated interest on the notes. Under the Treasury regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe the likelihood of our exercising the option to defer payment of stated interest on the notes is remote within the meaning of the Treasury regulations in part because our exercise of the option to defer payments of stated interest on the notes would generally prevent us from:

•	declaring or paying any dividend or distribution on Capital Stock of Edison International;

•	redeeming, purchasing, acquiring or making a liquidation payment with respect to any Capital Stock of Edison International;

•	paying any principal, interest or premium on, or repaying, repurchasing or redeeming, any indebtedness of Edison International that ranks equally with or junior to the notes in right of payment; or

•	making any payments with respect to any guarantees by Edison International of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

Similarly, if certain circumstances occur (see “Description of the Notes—Redemption—Redemption Following a Rating Agency Event” above), we will be obligated to pay amounts in excess of stated principal of the notes. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. We believe the likelihood that we will make any such payments is remote.

Based on these positions, a U.S. holder generally will be required to recognize any stated interest as ordinary income at the time it is received or accrued on the notes in accordance with your regular method of accounting for U.S. federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. If the possibility of Optional Interest Deferral were determined not to be remote, the notes would be treated as issued with OID and all stated interest would be treated as OID as long as the notes are outstanding. In that case, a U.S. holder would be required to accrue interest income on the notes using a constant yield method whether or not you receive any cash payment attributable to that interest, regardless of your regular method of accounting for U.S. federal income tax purposes. If the possibility of excess payments following a Rating Agency Event were determined not to be remote, the notes could be treated as “contingent payment debt instruments,” in which case a U.S. holder could be required to accrue interest income on the notes in excess of stated interest and would be required to treat as ordinary income rather than as capital gain any income realized on a taxable disposition of the notes. The notes will be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Based on the application of the Treasury regulations applicable to variable rate debt instruments and the expected pricing terms of the notes, we also do not expect the pricing of the debentures to result in the notes as being treated as issued with OID for U.S. federal income tax purposes. The remainder of this discussion assumes the notes will not be treated as issued with OID or as contingent payment debt instruments.

Exercise of Interest Deferral Option

Under the Treasury regulations, if we exercise our option to defer the payment of interest on the notes, the notes will be treated as if they had been redeemed and reissued solely for OID purposes. Accordingly, all remaining interest payments on the notes (including interest on deferred interest) could be treated as OID, which you would be required to accrue and include in taxable income on a constant accrual basis over the remaining term of the notes, without regard to the time interest is actually paid on the notes and without regard to your regular method of accounting for U.S. federal income tax purposes. The amount of OID includible in a U.S. holder’s taxable income would be determined on the basis of a constant yield method over the remaining term of the notes, and the actual receipt of future payments of stated interest on the notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferral period would be approximately equal to the amount of the cash payment due immediately following the end of that period. Any OID included in income would increase your adjusted tax basis in your notes, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such ) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note will generally equal the cost of the note to such holder plus any amount that the holder was required to include in gross income as OID, minus any cash payments received in respect of accrued OID. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest on the notes to a non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent, (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, or other taxable disposition of notes.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future Treasury regulations. If any taxes were to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the notes.

UNDERWRITING

____________, ____________ and ____________, as representatives of the underwriters named below (the “Representatives”), have entered into an underwriting agreement, dated the date of this prospectus, with Edison International relating to the offer and sale of the notes. In the underwriting agreement, Edison International has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from Edison International, the principal amount of notes set forth opposite its name below:

Name	Principal Amount of Notes

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus. Notes sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed ____% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed ____% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions.

The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. There can be no assurance that there will be a secondary market for the notes or the continued liquidity of such market if one develops. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Edison International
Per note

We expect delivery of the notes will be made against payment therefor on or about ____________, which is the third business day after the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus or the next following business day will be required, by virtue of the fact that the notes initially will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions, and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriter in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $750,000.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the Representatives, we will not, during the period beginning on and including the date of this prospectus through and including the original issue date of the notes, offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any notes, any debt securities of Edison International which are substantially similar to the notes (“Similar Securities”) or any securities convertible into, exchangeable into or exercisable for any notes or Similar Securities, provided that this agreement shall not apply to the offer, issuance or sale of, or any contract to sell, (i) the notes to the underwriters pursuant to the underwriting agreement, (ii) commercial paper or other debt securities with scheduled maturities of less than one year or (iii) any Senior Indebtedness (as defined above under “Description of the Notes— Subordination”). For purposes of clarity, it is understood and agreed that the term Similar Securities, as used in this paragraph, excludes (i) commercial paper or other debt securities with scheduled maturities of less than one year or (ii) any Senior Indebtedness (as defined above under “Description of the Notes—Subordination”).

Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.

Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Michael A. Henry, Assistant General Counsel, will pass upon the legality of the notes for us. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Mr. Henry is a salaried employee of Southern California Edison Company and earns stock-based compensation based on Edison International’s common stock. Additionally, he may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Edison International’s Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report by PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports required by the Exchange Act and other information with the Securities and Exchange Commission.

The Securities and Exchange Commission maintains an Internet web site that contains reports and other information about issuers, such as Southern California Edison, that file electronically with the Securities and Exchange Commission. The address of that web site is http://www.sec.gov.

You may also review reports and other information about Edison International at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on the web site maintained by us, at http://www.edison.com. Information contained on or that can be accessed through this website does not constitute part of this prospectus.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. You may obtain the full registration statement electronically from the Securities and Exchange Commission or electronically or in paper from us, as indicated below. We filed forms or copies of the articles of incorporation and other documents establishing the terms of the offered securities as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the earlier information. Information that is furnished, rather than filed, on certain of our Current Reports on Form 8-K is not incorporated by reference in this prospectus, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the SEC. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2023.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2024.

•	Our Current Report on Form 8-K filed with the SEC on April 25, 2024 and June 28, 2024.

•

All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the securities described in this prospectus are incorporated by reference herein.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International

2244 Walnut Grove Avenue

P.O. Box 976

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

Edison International

$       %

Junior Subordinated Notes due

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by Edison International in connection with the securities being registered hereby.

SEC Registration Fee	$	*
Accounting Fees		*	*
Trustees’ Fees and Expenses		*	*
Printing and Engraving Fees		*	*
Rating Agency Fees		*	*
Legal Fees and Expenses		*	*
Stock Exchange Listing Fees		*	*
Miscellaneous		*	*
Total	$	*	*

*	Omitted because, in accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities registered by this prospectus.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot currently be estimated.

Item 15.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

Article Fifth of the Restated Articles of Incorporation of Edison International authorizes Edison International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Fifth of the Restated Articles of Incorporation. The Amended Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ or officers’ liability insurance policy maintained by Edison International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to Edison International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders. The Amended Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Edison International or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

Edison International has directors’ and officers’ liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries. Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement/Distribution Agreement+

4.1	Certificate of Restated Articles of Incorporation of Edison International, effective December 19, 2006, together with all Certificates of Determination of Preference of Preferred Stock issued since December 19, 2006 (incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 2006 (File No. 1-9936))*

4.2	Bylaws of Edison International, as amended December 9, 2022 (incorporated by reference to Exhibit 3.1 to Edison International’s Form 8-K dated December 8, 2022 and filed December 9, 2022 (File No. 1-9936))*

4.3	Senior Indenture between Edison International and The Bank of New York Mellon Trust Company, N.A., dated as of September 10, 2010 (incorporated by reference to Exhibit 4.1 to Edison International’s Form 10-Q for the quarter ended September 30, 2010 (File No. 1-9936))*

4.4	Form of Debt Security (included in Exhibit 4.3 above)

4.5	Subordinated Indenture between Edison International and The Bank of New York Mellon Trust Company, N.A., dated as of March 1, 2023 (incorporated by reference to Exhibit 4.1 to Edison International’s Form 8-K filed on March 1, 2023 (File no. 1-9936)*

4.6	Form of Subordinated Debt Security (included in Exhibit 4.5 above)

4.7	Form of Certificate of Determination for a series of preferred stock+

5.1	Opinion of Michael A. Henry as to legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Michael A. Henry (included in Exhibit 5.1 above)

23.3	Consent of Cleary Gottlieb Steen and Hamilton LLP with respect to Junior Subordinated Notes+

24.1	Power of Attorney as to Edison International

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture, dated as of September 10, 2010

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture, dated as of March 1, 2023

107	Calculation of Filing Fee Table

+	To be filed by amendment or by incorporation by reference in connection with the offering of the securities.
*	Incorporated by reference to the indicated filing.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Edison International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 25th day of July, 2024.

EDISON INTERNATIONAL
By:	/s/ Brendan Bond
Brendan Bond
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Pedro J. Pizarro
Pedro J. Pizarro	Director, President	July 25, 2024
and Chief Executive Officer

Principal Financial Officer:

/s/ Maria Rigatti
Maria Rigatti	Executive Vice President and	July 25, 2024
Chief Financial Officer

Controller or Principal Accounting Officer:

/s/ Kara G. Ryan
Kara G. Ryan	Vice President, Chief Accounting Officer and Controller	July 25, 2024

Majority of Board of Directors:
Jeanne M. Beliveau-Dunn*	Director	July 25, 2024
Michael C. Camuñez*	Director	July 25, 2024
Vanessa C.L. Chang*	Director	July 25, 2024
James T. Morris*	Director	July 25, 2024
Timothy T. O’Toole*	Director	July 25, 2024
Pedro J. Pizarro*	Director	July 25, 2024
Marcy L. Reed*	Director	July 25, 2024
Carey A. Smith*	Director	July 25, 2024
Linda G. Stuntz*	Director	July 25, 2024
Peter J. Taylor*	Director	July 25, 2024
Keith Trent*	Director	July 25, 2024

*By	/s/ Brendan Bond
Brendan Bond (Attorney-in-Fact)